UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2011

SUSPECT DETECTION SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141211 (Commission File Number)	98-0511645 (IRS Employer Identification No.)

150 West 56th Street, Suite 4005,  New York, NY 10019
 (Address of Principal Executive Offices, Zip Code)

212 - 977-4126
(Registrant's Telephone Number, Including Area Code)

Not applicable
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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 7, 2011 Suspect Detection Systems Inc. (the "Registrant") filed a Current Report on Form 8-K with respect to the resignation of Mr. Ran Daniel as Chief Financial Officer of the Registrant (the "Report"). This Current Report is being filed to further explain the circumstances regarding such resignation.

Mr. Daniel requested that the Registrant remove the sentence from the draft Report in which the Registrant provided that there were no disagreements between the Registrant and Mr. Daniel. In response to a request as to what is the nature of these requests, the Registrant received an email from Mr. Daniel which stated as follows:

"Disagreements regarding implantation and execution of the  Company's policies and practices. Some of the company's  practices do not comply or contradict  the corporate internal documents, regulations , letters that I have signed and sent to the SEC and the company's filing with the SEC. "

Since Mr. Daniel resigned as a result of the Registrant not providing him with an employment agreement and compensation that he demanded, the Registrant did not consider Mr. Daniel's statement contained in an email to have any validity. Requests from counsel to the Registrant requesting clarification to his statement produced no results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSPECT DETECTION SYSTEMS INC.

By:	/s/ Gil Boosidan
Name:	Gil Boosidan
Title:	Chief Executive Officer

Date:  July 8, 2011